EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126625) and Form S-8 (Nos. 333-164532, 333-151100, 333-145637, 333-125644, 333-110151, 333-76895, 333-71770, 033-57610, 333-29667 and 333-09383) of Trident Microsystems, Inc. of our report dated March 4, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 4, 2011